EXHIBIT 99.1

Financing Completed

Tranche 2 Cash Proceeds of US$13.3 Million Received

San Diego, California and Sydney, Australia (Monday, 19 June 2017, AEST) – REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) announces that it has closed the second tranche and, therefore, has completed the financing transaction announced in April 2017 and approved by the Company’s shareholders on 1 June 2017. Completion occurred on 17 June 2017 (Australian time) with the receipt of US$13.3 million cash proceeds in exchange for the issuance of US$13.3 million convertible notes and 598,500 options for the purchase of REVA’s common stock.

Combining the Tranche 2 proceeds with the net proceeds from Tranche 1, which closed 5 May 2017, the Company received a total of US$34.6 million in cash proceeds. Under the terms of the financing agreement, in exchange for the cash proceeds the Company issued a total of $47.1 million convertible notes, issued a total of 2,119,500 options for the purchase of common stock, and repurchased US$12.5 million of its common stock from one of the participating investors.

Commenting on the Tranche 2 completion, REVA’s Chief Executive Officer, Ms. Reggie Groves, stated “We are grateful to our investors for their participation and support in this financing, as it provides the needed capital for our near and longer-term operating plans. The timing of the funding coincides with our commercial launch of Fantom, which is the most advanced bioresorbable scaffold available to treat patients suffering from coronary artery disease, and our initiation of the expanded clinical trials of Fantom.”

Additional details regarding the Tranche 2 close can be found in REVA’s Appendix 3B, being lodged today with the Australian Securities Exchange.

About REVA

REVA is a medical device company located in San Diego, California, USA, that has developed a proprietary bioresorbable scaffold, as an alternative to metal stents, to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company’s Fantom® scaffold has been designed to offer an ideal balance of thinness and strength, with distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, and no procedural time limitations.

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111     •     +1 (858) 966-3000     •     +1 (858) 966-3099 (FAX)     •     www.revamedical.com

AUSTRALIAN OFFICE:  Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000     •     +61 2 9237 2800

ARBN 146 505 777     •     REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

REVA Medical, Inc. – ASX AnnouncementPage 2

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management's beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding the projections and timing surrounding our plans to commence commercial operations and sell products, conduct clinical trials, develop pipeline products, incur losses from operations, list our securities for sale on a U.S. stock exchange, and assess and obtain future financings for operating and capital requirements. Readers should not place undue reliance on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the US Securities and Exchange Commission (the “SEC”) on February 28, 2017, and as updated in our periodic reports thereafter. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Communications	+61 438 217 279	+61 3 9866 4722
+1 858-966-3045	Andrew Cohen
+61 408 333 452

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE:  Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000 • +61 2 9237 2800

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability